UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2014

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6880 (Commission file number)	41-0255900 (IRS Employer Identification No.)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)

(651) 466-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 20, 2014, U.S. Bancorp announced a summary of the results of its “company-run” 2014 Dodd-Frank Act Stress Test (“DFAST”).  A copy of the press release is attached as Exhibit 99.1 hereto.

The DFAST results reflect the hypothetical economic assumptions in the supervisory severely adverse scenario provided by the Federal Reserve Board on November 1, 2013, which are available at: http://www.federalreserve.gov/bankinforeg/bcreg20131101a1.pdf.  The furnishing of the stress test information by U.S. Bancorp should not be taken as an indication of the Federal Reserve Board’s judgment or analysis regarding U.S. Bancorp’s proposed capital actions.  Investors are cautioned not to draw any inferences from this information about the Federal Reserve Board’s determination with respect to U.S. Bancorp’s proposed capital plan, capital adequacy process or capital actions.  Among other things, that determination will be based on qualitative, as well as quantitative, factors.  The Federal Reserve Board has indicated that it will publicly disclose on March 26, 2014, whether or not it has objected to U.S. Bancorp’s proposed capital plan and proposed capital actions.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release dated March 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Executive Vice President, General Counsel and Corporate Secretary

Date: March 21, 2014